                                                                    Exhibit 12.1
                  Prime Group Realty Trust and The Predecessor
             Statements Regarding Computation of Ratios of Earnings
           to Combined Fixed Charges and Preferred Share Distributions
                             (Dollars in Thousands)
                                                      Prime Group Realty Trust - Historical
                               ------------------------------------------------------------------------------------
                                                                                                       Period
                                                                                                        from
                                  Three months ended           Six months ended           Year       November 17,
                                        June 30,                   June 30,               ended        through
                               --------------------------   ------------------------   December 31,  December 31,
                                   1999          1998          1999          1998          1998         1997
                               ------------  ------------  ------------  ------------  ------------  ------------
Earnings:
 Income before preferred
  share distributions and
  minority interests per
  the consolidated financial
  statements................   $     14,916  $      7,215  $     22,984  $     12,406  $     30,866  $      1,427
 Interest expense...........         11,545         8,061        21,923        14,476        30,901         1,680
 Amortization of debt
  issuance costs............            619           358         1,093           639         1,230           140
                               ============  ============  ============  ============  ============  ============
Earnings                       $     27,080  $     15,634  $     46,000  $     27,521  $     62,997  $      3,247
                               ============  ============  ============  ============  ============  ============
Fixed charges:
 Interest expense...........   $     11,545  $      8,061  $     21,923  $     14,476  $     30,901  $      1,680
  Capitalization of
   interest expense.........          1,607           384         2,994           464         2,498            --
  Amortization of debt
   issuance costs...........            619           358         1,093           639         1,230           140
  Preferred share
   distributions............          3,030         1,341         6,030         2,041         7,971           345
                               ============  ============  ============  ============  ============  ============
Total fixed charges.........   $     16,801  $     10,144  $     32,040  $     17,620  $     42,600  $      2,165
                               ============  ============  ============  ============  ============  ============
Ratio of earnings to
 combined fixed charges
 and preferred share
 distributions..............           1.61          1.54          1.44          1.56          1.48          1.50
                               ============  ============  ============  ============  ============  ============
Excess of earnings to
 combined fixed charges
 and preferred share
 distributions..............   $     10,279  $      5,490  $     13,960  $      9,901  $     20,397  $      1,082
                               ============  ============  ============  ============  ============  ============
Funds from operations:
 Funds from operations......   $     14,077  $     11,489  $     27,286  $     21,258  $     46,762  $      3,619
 Interest expense...........         11,545         8,061        21,923        14,476        30,901         1,680
 Amortization of debt
  issuance costs............            619           358         1,093           639         1,230           140
 Preferred share
  distributions.............          3,030         1,341         6,030         2,041         7,971           345
                               ============  ============  ============  ============  ============  ============
Adjusted funds from
 operations.................   $     29,271  $     21,249  $     56,332  $     38,414  $     86,864  $      5,784
                               ============  ============  ============  ============  ============  ============
Fixed charges:
 Interest expense...........   $     11,545  $      8,061  $     21,923  $     14,476  $     30,901  $      1,680
 Capitalization of
  interest expense..........          1,607           384         2,994           464         2,498            --
 Amortization of debt
  issuance costs............            619           358         1,093           639         1,230           140
 Preferred share
  distributions.............          3,030         1,341         6,030         2,041         7,971           345
                               ============  ============  ============  ============  ============  ============

Total fixed charges.........   $     16,801  $     10,144  $     32,040  $     17,620  $     42,600  $      2,165
                               ============  ============  ============  ============  ============  ============
Ratio of funds from
 operations to combined
 fixed charges and
 preferred share
 distributions..............           1.74          2.09          1.76          2.18          2.04          2.67
                               ============  ============  ============  ============  ============  ============
Excess of funds from
 operations to combined
 fixed charges and
 preferred share
 distributions..............   $     12,470  $     11,105  $     24,292  $     20,794  $     44,264  $      3,619
                               ============  ============  ============  ============  ============  ============

                                      -1-

                  Prime Group Realty Trust and The Predecessor
             Statements Regarding Computation of Ratios of Earnings
           to Combined Fixed Charges and Preferred Share Distributions
                             (Dollars in Thousands)
                                            Predecessor - Historical
                               ------------------------------------------------
                                Period from
                                January 1,
                               1999 through          Year ended December 31,
                               November 16,  ----------------------------------------
                                   1997          1996          1995          1994
                               ------------  ------------  ------------  ------------
Earnings:
 Loss before preferred
  share distributions
  and minority interests
  per the combined
  financial statements......   $    (29,050) $    (31,417) $    (29,576) $    (22,062)
 Interest expense...........         34,417        37,217        36,234        33,387
 Amortization of debt
  issuance costs............            630           594         1,148           714
                               ============  ============  ============  ============
Earnings                       $      5,997  $      6,394  $      7,806  $     12,039
                               ============  ============  ============  ============

Fixed charges:
 Interest expense...........   $     34,417  $     37,217  $     36,234  $     33,387
 Capitalization of
  interest expense..........             --            --            --            --
 Amortization of debt
  issuance costs............            630           594         1,148           714
 Preferred share
  distributions.............             --            --            --            --
                               ============  ============  ============  ============
Total fixed charges            $     35,047  $     37,811  $     37,382  $     34,101
                               ============  ============  ============  ============

Ratio of earnings to
 combined fixed charges
 and preferred share
 distributions..............             --           --             --            --
                               ============  =========== ==============  ============

Deficit of earnings to
 combined fixed charges
 and preferred share
 distributions..............   $    (29,050) $    (31,417) $    (29,576) $    (22,062)
                               ============  ============  ============  ============

Funds from operations:
 Funds from operations......   $    (14,461) $    (17,367) $    (12,733) $    (12,930)
 Interest expense...........         34,417        37,217        36,234        33,387
 Amortization of debt
  issuance costs............            630           594         1,148           714
 Preferred share
  distributions.............             --            --            --            --
                               ============  ============  ============  ============
Adjusted funds from
 operations.................   $     20,586  $     20,444  $     24,649  $     21,171
                               ============  ============  ============  ============

Fixed charges:
 Interest expense...........   $     34,417  $     37,217  $     36,234  $     33,387
 Capitalization of
  interest expense..........             --            --            --            --
 Amortization of debt
  issuance costs............            630           594         1,148           714
 Preferred share
  distributions.............             --            --            --            --
                               ============  ============  ============  ============
Total fixed charges.........   $     35,047  $     37,811  $     37,382  $     34,101
                               ============  ============  ============  ============

Ratio of funds from
 operations to combined
 fixed charges and preferred
 share distributions........             --            --            --            --
                               ============  ============  ============  ============
Deficit of funds from
 operations to combined
 fixed charges and preferred
 share distributions........   $    (14,461) $    (17,367) $    (12,733) $    (12,930)
                               ============  ============  ============  ============

                                      -2-